Exhibit 99.1

VAREX ANNOUNCES FINANCIAL RESULTS FOR
THIRD QUARTER FISCAL YEAR 2024

SALT LAKE CITY, August 1, 2024 – Varex Imaging Corporation (Nasdaq: VREX) today announced its unaudited financial results for the third quarter of fiscal year 2024.

3QFY24 Summary
•Revenues $209 million
•GAAP gross margin 32% | Non-GAAP gross margin* 32%
•GAAP operating margin 4% | Non-GAAP operating margin* 7%
•GAAP net earnings $0.03 per diluted share | Non-GAAP net earnings* $0.14 per diluted share
•Cash flow from operations was $8 million

Sunny Sanyal, Chief Executive Officer, stated, "Revenue in the third quarter of fiscal 2024 came in as expected, driven primarily by continued strength in our cargo inspection business, which drove a 6% year-over-year increase in our Industrial segment."

Varex’s revenue of $209 million was down 10% year-over-year. Medical segment revenue of $149 million was down 15% year-over-year. Industrial segment revenue of $60 million was up 6% year-over-year. Non-GAAP gross margin was 32% in the quarter compared to 34% in the third quarter of fiscal year 2023 and non-GAAP EPS decreased to $0.14 in the quarter from $0.37 in the third quarter of fiscal year 2023.

Balance Sheet & Cash Flow
Cash flow from operations was $8 million in the third quarter of fiscal year 2024. Cash, cash equivalents, marketable securities, and CDs was $192 million at the end of the third quarter of fiscal year 2024 compared to $195 million at the end of fiscal year 2023.

Outlook
Due to challenging market conditions, our guidance for the fourth quarter of fiscal year 2024 is as follows:

•Revenues are expected to be between $190 million and $210 million
•Non-GAAP net earnings per diluted share is expected to be between $0.00 and $0.15

Guidance for the company's net earnings per diluted share is provided on a non-GAAP basis only. This non-GAAP financial measure is forward-looking, and the company is unable to provide a meaningful or accurate reconciliation to a GAAP forecast of net earnings per diluted share without unreasonable effort due to certain of these reconciling items being uncertain, out of our control, and the amount and timing of these items being unable to be reasonably predicted. The actual amounts of such reconciling items could have a significant impact on the company's GAAP net income (loss) per diluted share.

Non-GAAP Financial Measures
*Please refer to "Reconciliation between GAAP and non-GAAP Financial Measures" below for a reconciliation of non-GAAP items to the comparable GAAP measures.

Conference Call Information
Varex will conduct its earnings conference call for the third quarter of fiscal year 2024 today at 3:00 p.m. Mountain Time. The conference call, including a supplemental slide presentation, will be webcast live and can be accessed at Varex’s website at www.vareximaging.com/investor-relations. Access will also be available by dialing 877-524-8416 from anywhere in the U.S. or by dialing 412-902-1028 from non-U.S. locations. The webcast and supplemental slide presentation will be archived on Varex’s website at www.vareximaging.com/financial-reports. A replay of the call will be available from today through August 16th at 877-660-6853 from anywhere in the U.S. or 201-612-7415 from non-U.S. locations. The replay access code is 13745752. The listen-only webcast link is: https://event.choruscall.com/mediaframe/webcast.html?webcastid=8aPvDuBB

About Varex
Varex Imaging Corporation is a leading innovator, designer, and manufacturer of X-ray imaging components, which include X-ray tubes, digital detectors, and other image processing solutions that are key components of X-ray imaging systems. With a 70+ year history of successful innovation, Varex’s products are used in medical imaging as well as in industrial and security imaging applications. Global OEM manufacturers incorporate the company’s X-ray sources, digital detectors, connecting devices, and imaging software in their systems to detect, diagnose, protect, and inspect. Headquartered in Salt Lake City, Utah, Varex employs approximately 2,300 people located in North America, Europe, and Asia. For more information visit vareximaging.com.

Forward Looking Statements
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning revenue and earnings guidance, supply chain and logistics challenges; cost increases and expense management; changes in U.S. and worldwide economic conditions, such as the impact of inflation, and fluctuations in foreign currency exchange rates; geopolitical tensions; including concerns and uncertainty surrounding the outcome of the elections in the United States in 2024 and possible legislative, tariffs, and policy reforms resulting therefrom; industry or market segment outlook; market acceptance of or transition to new products or technologies such as advanced X-ray tube and digital flat panel detector products; growth drivers; future orders, revenues, market share, backlog, earnings or other financial results; and any statements using the terms “believe,” “expect,” “anticipate,” “can,” “should,” “would,” “could,” “estimate,” “may,” “intend,” “potential,” and “possible” or similar statements are forward-looking statements that involve risks and uncertainties that could cause our actual results and the outcome and timing of certain events to differ materially from those projected or management’s current expectations. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Varex assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

Varex has not filed its Form 10-Q for the third quarter of fiscal year 2024. All financial results described here should be considered preliminary and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time Varex files its Form 10-Q.

# # #

For Information Contact:
Christopher Belfiore
Director of Investor Relations
Varex Imaging Corporation
801.973.1566 | christopher.belfiore@vareximaging.com

VAREX IMAGING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
(In millions, except for per share amounts)	June 28, 2024	June 30, 2023	June 28, 2024	June 30, 2023
Revenues, net
Medical	$148.6	$175.4	$437.3	$509.6
Industrial	60.5	56.8	168.0	156.4
Total revenues	209.1	232.2	605.3	666.0
Gross profit
Medical	46.2	54.7	129.8	152.7
Industrial	20.7	21.6	60.0	59.6
Total gross profit	66.9	76.3	189.8	212.3
Operating expenses:
Research and development	22.0	20.0	65.1	63.0
Selling, general, and administrative	35.6	32.1	103.5	96.5
Total operating expenses	57.6	52.1	168.6	159.5
Operating income	9.3	24.2	21.2	52.8
Interest income	1.8	0.9	5.5	2.1
Interest expense	(7.4)	(7.3)	(22.6)	(22.1)
Other expense, net	(2.9)	(0.7)	(1.6)	(2.5)
Interest and other expense, net	(8.5)	(7.1)	(18.7)	(22.5)
Income before taxes	0.8	17.1	2.5	30.3
Income tax (benefit) expense	(0.7)	7.9	(0.2)	13.6
Net income	1.5	9.2	2.7	16.7
Less: Net income attributable to noncontrolling interests	0.1	0.1	0.4	0.4
Net income attributable to Varex	$1.4	$9.1	$2.3	$16.3
Net income per common share attributable to Varex
Basic	$0.03	$0.23	$0.06	$0.41
Diluted	$0.03	$0.21	$0.06	$0.40
Weighted average common shares outstanding
Basic	40.9	40.4	40.7	40.2
Diluted	41.2	50.4	41.2	40.6

VAREX IMAGING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions, except share and per share amounts)	June 28, 2024	September 29, 2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$156.4	$152.6
Marketable securities	33.6	41.3
Accounts receivable, net of allowance for credit losses of $0.8 million and $0.6 million at June 28, 2024 and September 29, 2023, respectively	152.0	163.6
Inventories	281.7	277.5
Prepaid expenses and other current assets	25.6	23.3
Total current assets	649.3	658.3
Property, plant, and equipment, net	148.0	143.6
Goodwill	288.9	288.5
Intangible assets, net	16.4	22.4
Investments in privately-held companies	27.1	29.0
Deferred tax assets	55.3	41.3
Operating lease assets	28.5	29.0
Other assets	39.2	37.5
Total assets	$1,252.7	$1,249.6
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$69.6	$64.7
Accrued liabilities and other current liabilities	67.0	82.6
Current operating lease liabilities	3.7	3.8
Current maturities of long-term debt, net	46.2	1.5
Deferred revenues	8.1	10.2
Total current liabilities	194.6	162.8
Long-term debt, net	396.9	441.1
Operating lease liabilities	22.8	23.1
Other long-term liabilities	43.1	41.6
Total liabilities	657.4	668.6
Stockholders' equity:
Preferred stock, $.01 par value: 20,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value: 150,000,000 shares authorized
Shares issued and outstanding: 40,860,965 and 40,529,573 at June 28, 2024 and September 29, 2023, respectively.	0.4	0.4
Additional paid-in capital	462.2	450.4
Accumulated other comprehensive loss	(1.8)	(1.2)
Retained earnings	120.4	118.1
Total Varex stockholders' equity	581.2	567.7
Noncontrolling interests	14.1	13.3
Total stockholders' equity	595.3	581.0
Total liabilities and stockholders' equity	$1,252.7	$1,249.6

VAREX IMAGING CORPORATION
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended		Nine Months Ended
(In millions, except per share amounts)	June 28, 2024	June 30, 2023	June 28, 2024	June 30, 2023
GROSS PROFIT RECONCILIATION
Revenues, net	$209.1	$232.2	$605.3	$666.0
Gross profit	66.9	76.3	189.8	212.3
Amortization of intangible assets	1.0	1.8	4.7	5.4
Non-GAAP gross profit	$67.9	$78.1	$194.5	$217.7
Gross margin %	32.0%	32.9%	31.4%	31.9%
Non-GAAP gross margin %	32.5%	33.6%	32.1%	32.7%

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSE RECONCILIATION
Selling, general, and administrative	$35.6	$32.1	$103.5	$96.5
Amortization of intangible assets	0.7	1.6	4.2	4.8
Restructuring charges	0.1	0.7	0.2	2.2
Other non-operational costs	3.7	0.8	7.5	4.6
Non-GAAP selling, general, and administrative expense	$31.1	$29.0	$91.6	$84.9

OPERATING EXPENSE RECONCILIATION
Total operating expenses	$57.6	$52.1	$168.6	$159.5
Amortization of intangible assets	0.7	1.6	4.2	4.8
Restructuring charges	0.1	0.7	0.2	2.2
Other non-operational costs	3.7	0.8	7.5	4.6
Non-GAAP operating expense	$53.1	$49.0	$156.7	$147.9

VAREX IMAGING CORPORATION RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES (Unaudited)

	Three Months Ended		Nine Months Ended
(In millions, except per share amounts)	June 28, 2024	June 30, 2023	June 28, 2024	June 30, 2023
OPERATING INCOME RECONCILIATION
Operating income	$9.3	$24.2	$21.2	$52.8
Amortization of intangible assets (includes amortization impacts to cost of revenues)	1.7	3.4	8.9	10.2
Restructuring charges (includes restructuring impact to cost of revenues)	0.1	0.7	0.2	2.2
Other non-operational costs (includes other non-operational impacts to cost of revenues)	3.7	0.8	7.5	4.6
Total operating income adjustments	5.5	4.9	16.6	17.0
Non-GAAP operating income	$14.8	$29.1	$37.8	$69.8
Operating margin	4.4%	10.4%	3.5%	7.9%
Non-GAAP operating margin	7.1%	12.5%	6.2%	10.5%

INCOME BEFORE TAXES RECONCILIATION
Income before taxes	$0.8	$17.1	$2.5	$30.3
Total operating income adjustments	5.5	4.9	16.6	17.0
Acquisition related (benefit) costs	—	—	(2.1)	—
Other non-operational costs	—	—	0.6	—
Total income before tax adjustments	5.5	4.9	15.1	17.0
Non-GAAP income before taxes	$6.3	$22.0	$17.6	$47.3

INCOME TAX EXPENSE RECONCILIATION
Income tax (benefit) expense	$(0.7)	$7.9	$(0.2)	$13.6
Tax effect on non-GAAP adjustments	(1.1)	3.4	(2.7)	3.3
Non-GAAP income tax expense	$0.4	$4.5	$2.5	$10.3

VAREX IMAGING CORPORATION RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES (Unaudited)

	Three Months Ended		Nine Months Ended
(In millions, except per share amounts)	June 28, 2024	June 30, 2023	June 28, 2024	June 30, 2023
NET INCOME AND DILUTED NET INCOME PER SHARE RECONCILIATION
Net income attributable to Varex	$1.4	$9.1	$2.3	$16.3
Total income before tax adjustments	5.5	4.9	15.1	17.0
Effective tax rate on non-GAAP adjustments	20.0%	(69.4)%	17.9%	(19.4)%
Tax effect on non-GAAP adjustments	(1.1)	3.4	(2.7)	3.3
Non-GAAP net income	5.8	17.4	14.7	36.6
Interest expense on Convertible Notes, net of tax	—	1.4	—	—
Diluted Non-GAAP net income	5.8	18.8	14.7	36.6
Diluted net income per share	0.03	0.21	0.06	0.40
Non-GAAP diluted net income per share	$0.14	$0.37	$0.36	$0.90

ADJUSTED EBITDA RECONCILIATION
Net income attributable to Varex	$1.4	$9.1	$2.3	$16.3
Interest expense	7.4	7.3	22.0	22.1
Income tax (benefit) expense	(0.7)	7.9	(0.2)	13.6
Depreciation	5.3	4.9	15.6	14.2
Amortization	1.7	3.4	8.9	10.2
Stock based compensation	3.9	3.6	11.8	10.1
Restructuring charges	0.1	0.7	0.2	2.2
Acquisition related (benefit) costs	—	—	(2.1)	—
Other non-operational costs	3.7	0.8	8.1	4.6
Adjusted EBITDA	$22.8	$37.7	$66.6	$93.3

Discussion of Non-GAAP Financial Measures

This press release includes non-GAAP financial measures derived from our Condensed Consolidated Statements of Operations. These measures are not presented in accordance with, nor are they a substitute for U.S. generally accepted accounting principles, or GAAP. These measures include: non-GAAP gross profit; non-GAAP gross margin; non-GAAP operating expense; non-GAAP operating earnings; non-GAAP operating earnings margin; non-GAAP earnings before taxes; non-GAAP net earnings; non-GAAP net earnings per diluted share, non-GAAP dilutive shares; and non-GAAP EBITDA. We are providing a reconciliation above of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. We are unable to provide without unreasonable effort a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability and limited visibility of the excluded items discussed.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, and forecasting and planning for future periods. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operation of our business by excluding unusual and one-time costs. We believe that disclosing non-GAAP financial measures provides useful supplemental data that allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Non-GAAP measures include the following items:

Amortization of intangible assets: We do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies.

Purchase price accounting charges to cost of revenues: We may incur charges to cost of revenues as a result of acquisitions. We believe that excluding these charges allows the users of our financial statements to better understand the historic and current cost of our products, our gross margin, and also facilitates comparisons to peer companies.

Restructuring charges: We incur restructuring charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.

Acquisition and integration related costs: We incur expenses or benefits with respect to certain items associated with our acquisitions, such as transaction costs, changes in fair value of acquisition related hedges, changes in the fair value of contingent consideration liabilities, gain or expense on settlement of pre-existing relationships, etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our on-going business. We also incur expenses or benefits with respect to certain items associated with our acquisitions, such as integration costs relating to acquisitions for any costs incurred prior to closing and up to 12 months after the closing date of the acquisition.

Impairment charges: We may incur impairment charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business and such charges may limit the comparability of our on-going operations with prior and future periods.

Other non-operational costs: Certain items may be non-recurring, unusual, infrequent and directly related to an event that is distinct and non-reflective of the company’s ongoing business operations. These may include such items as non-ordinary course litigation, legal settlements, inventory write-downs for discontinued products, cost of facilities no longer in use, extinguishment of debt and hedge costs, environmental settlements, governmental settlements including tax settlements, and other items of similar nature.

Non-operational tax adjustments: Certain tax items may be non-recurring, unusual, infrequent and directly related to an event that is distinct and non-reflective of the company’s normal business operations. These may include such items as the retroactive impact of significant changes in tax laws, including changes to statutory tax rates and one-time tax charges.

Tax effects of operating earnings adjustments: We apply our non-GAAP adjustments to the GAAP pretax income to calculate the non-GAAP effective tax rate. This application of our non-GAAP effective tax rate excludes any discrete items, as defined in the guidance for accounting for income taxes in interim periods, or any other non-operational tax adjustments.

Dilution offset from convertible notes hedge transaction: In connection with the issuance of the company’s Convertible Senior Unsecured Notes (the Convertible Notes) in June 2020, the company entered into convertible note hedge transactions (the Hedge Transactions) to reduce the potential dilutive effect on common shares upon the eventual conversion of the Convertible Notes. GAAP diluted shares outstanding includes the incremental dilutive shares from the company’s Convertible Notes. Under GAAP, the anti-dilutive impact of the Convertible Note Hedge Transactions is not reflected in GAAP diluted shares outstanding. In periods in which the average stock price per share exceeds $20.81 and the company has GAAP net income, the non-GAAP diluted share count includes the anti-dilutive impact of the company’s Hedge Transactions, which reduces the potential dilution that otherwise would occur upon conversion of the company’s Convertible Notes. We believe non-GAAP diluted shares is a useful non-GAAP metric because it provides insight into the offsetting economic effect of the Hedge Transactions against potential conversion of the Convertible Notes.